UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2002

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

Nicor Inc.
1-7297	(An Illinois Corporation) 1844 Ferry Road Naperville, Illinois 60563-9600 (630) 305-9500	36-2855175

1-7296	Northern Illinois Gas Company	36-2863847
(Doing business as Nicor Gas Company)
(An Illinois Corporation) 1844 Ferry Road Naperville, Illinois 60563-9600 (630) 305-9500

Item 7.    Financial Statements and Exhibits

The following is filed as an exhibit to this report.

Exhibit Number	Description

99.1	Report to the Special Committee of the Board of Directors of Nicor Inc. and transmittal letter.

Item 9.    Regulation FD Disclosure

On July 18, 2002, the Nicor Inc. Board of Directors appointed a Special Committee of non-management Directors to investigate Nicor Gas’ natural gas purchases, transportation, and storage activities, including allegations regarding Nicor Gas’ performance-based rate plan that had been made in an anonymous fax sent to the Citizens Utility Board and submitted to the Illinois Commerce Commission.

To conduct the inquiry, the Special Committee retained Scott Lassar of the law firm of Sidley Austin Brown & Wood (Sidley) and the accounting firm of KPMG LLP. Sidley’s report was presented to Nicor’s Board of Directors on October 28, 2002.

The report and its transmittal letter, with certain names or addresses redacted to protect the confidentiality of the individuals in question, are attached as Exhibit 99.1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

NICOR INC.

By:	/s/ KATHLEEN L. HALLORAN
Kathleen L. Halloran Executive Vice President Finance and Administration

Date October 31, 2002

NICOR GAS COMPANY

By:	/s/ KATHLEEN L. HALLORAN
Kathleen L. Halloran Executive Vice President Finance and Administration

Date October 31, 2002

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EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Report to the Special Committee of the Board of Directors of Nicor Inc. and transmittal letter.

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